EXHIBIT 32

AMERALIA, INC.

Certification pursuant to 18 U.S.C. §1350
Principal Executive Officer

The quarterly report on Form 10-QSB for the period ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of AmerAlia, Inc.

March 24, 2005

/s/ Bill H Gunn
Bill H. Gunn
Chief Executive Officer
Principal Executive Officer

Certification pursuant to 18 U.S.C. §1350
Principal Financial Officer

The quarterly report on Form 10-QSB for the period ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of AmerAlia, Inc.

March 24, 2005

/s/ Robert van Mourik
Robert C.J. van Mourik
Executive Vice President & CFO
Principal Financial Officer

This certification accompanies this quarterly report on Form 10-QSB of AmerAlia, Inc. for the quarter ended December 31, 2004. A signed original of this written statement required by Section 906 has been provided to AmerAlia and will be retained by AmerAlia and furnished to the SEC or its staff upon request.